                                                                     EXHIBIT 4.2



                               ENDWAVE CORPORATION

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                 MARCH 31, 2000




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                                TABLE OF CONTENTS
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                                                                                          PAGE

1.      AMENDMENT OF 1999 INVESTORS' RIGHTS AGREEMENT........................................1

2.      DEFINITIONS..........................................................................2

3.      RESTRICTIONS ON TRANSFER; REGISTRATION...............................................3

        3.1    Restrictions on Transfer......................................................3

        3.2    Demand Registration...........................................................4

        3.3    Piggyback Registrations.......................................................5

        3.4    Form S-3 Registration.........................................................6

        3.5    Obligations of the Company....................................................7

        3.6    Termination of Registration Rights............................................8

        3.7    Furnish Information...........................................................8

        3.8    Delay of Registration.........................................................8

        3.9    Indemnification...............................................................8

        3.10   Assignment of Registration Rights............................................11

        3.11   Amendment of Registration Rights.............................................11

        3.12   Limitation on Subsequent Registration Rights.................................11

        3.13   "Market Stand-Off" Agreement.................................................11

4.      COVENANTS OF THE COMPANY............................................................12

        4.1    Basic Financial Information and Reporting....................................12

        4.2    Material Changes and Litigation..............................................13

        4.3    Inspection Rights............................................................13

        4.4    Confidentiality of Records...................................................13

        4.5    Employee Agreements..........................................................13

        4.6    Termination of Covenants.....................................................14

5.      RIGHTS OF FIRST REFUSAL.............................................................14

        5.1    Subsequent Offerings.........................................................14

        5.2    Exercise of Rights...........................................................14

        5.3    Issuance of Equity Securities to Other Persons...............................14

        5.4    Termination of Rights of First Refusal.......................................14

        5.5    Transfer of Rights of First Refusal..........................................15

        5.6    Excluded Securities..........................................................15
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
        5.7    Sales by Managers and Major Stockholders.....................................15

6.      CO-SALE RIGHT.......................................................................16

        6.1    Sales by Managers or Major Stockholders......................................16

        6.2    Put Right....................................................................17

7.      BOARD OF DIRECTORS..................................................................18

        7.1    Attendance at Board Meetings.................................................18

        7.2    Visitation Privileges........................................................18

        7.3    Voting of Shares.............................................................19

        7.4    Committee Participation......................................................21

        7.5    Additional Voting Provisions.................................................21

8.      MISCELLANEOUS.......................................................................21

        8.1    Governing Law................................................................21

        8.2    Survival.....................................................................21

        8.3    Successors and Assigns.......................................................21

        8.4    Severability.................................................................22

        8.5    Amendment and Waiver.........................................................22

        8.6    Delays or Omissions..........................................................22

        8.7    Notices, Etc.................................................................23

        8.8    Attorneys' Fees..............................................................23

        8.9    Titles and Subtitles.........................................................23

        8.10   Counterparts.................................................................23

        8.11   Aggregation of Stock.........................................................23


                                       ii
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                                TABLE OF CONTENTS


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                                TABLE OF CONTENTS
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
1.      AMENDMENT OF PRIOR INVESTORS' RIGHTS AGREEMENT.......................................2

2.      DEFINITIONS..........................................................................2

3.      RESTRICTIONS ON TRANSFER; REGISTRATION...............................................3

        3.1    Restrictions on Transfer......................................................3

        3.2    Demand Registration...........................................................4

        3.3    Piggyback Registrations.......................................................5

        3.4    Form S-3 Registration.........................................................6

        3.5    Obligations of the Company....................................................7

        3.6    Termination of Registration Rights............................................8

        3.7    Furnish Information...........................................................8

        3.8    Delay of Registration.........................................................8

        3.9    Indemnification...............................................................9

        3.10   Assignment of Registration Rights............................................11

        3.11   Amendment of Registration Rights.............................................11

        3.12   Limitation on Subsequent Registration Rights.................................11

        3.13   "Market Stand-Off" Agreement.................................................11

4.      COVENANTS OF THE COMPANY............................................................12

        4.1    Basic Financial Information and Reporting....................................12

        4.2    Material Changes and Litigation..............................................13

        4.3    Inspection Rights............................................................13

        4.4    Confidentiality of Records...................................................13

        4.5    Employee Agreements..........................................................13

        4.6    Termination of Covenants.....................................................14

5.      RIGHTS OF FIRST REFUSAL.............................................................14

        5.1    Subsequent Offerings.........................................................14

        5.2    Exercise of Rights...........................................................14

        5.3    Issuance of Equity Securities to Other Persons...............................14

        5.4    Termination of Rights of First Refusal.......................................15

        5.5    Transfer of Rights of First Refusal..........................................15

        5.6    Excluded Securities..........................................................15
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                                TABLE OF CONTENTS
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
6.      BOARD OF DIRECTORS..................................................................16

7.      MISCELLANEOUS.......................................................................16

        7.1    Governing Law................................................................16

        7.2    Survival.....................................................................16

        7.3    Successors and Assigns.......................................................16

        7.4    Severability.................................................................16

        7.5    Amendment and Waiver.........................................................16

        7.6    Delays or Omissions..........................................................17

        7.7    Notices, Etc.................................................................17

        7.8    Attorneys' Fees..............................................................17

        7.9    Titles and Subtitles.........................................................17

        7.10   Counterparts.................................................................17

        7.11   Aggregation of Stock.........................................................17
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An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of
Contents/Authorities. Deleting this break will cause Table of
Contents/Authorities headers and footers to appear on any pages following the
Table of Contents/Authorities.


                                       1
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                               ENDWAVE CORPORATION

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of March 31, 2000, by and among EndWave Corporation, a Delaware corporation formerly known as Endgate Corporation (the "COMPANY"), and the parties listed on Exhibit A hereto (the "INVESTORS").

     WHEREAS, the Company is a party to an Agreement and Plan of Merger dated as of February 28, 2000 among TRW Milliwave Inc., TRW Inc. ("TRW") and the Company (the "MERGER AGREEMENT") and has effected the Closing and filed with the Delaware Secretary of State the Certificate of Merger (the "CERTIFICATE OF MERGER") and Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") referred to therein; and

     WHEREAS, the Certificate of Merger and the Restated Certificate, among other things, have effected (i) the change of the Company's name from Endgate Corporation to EndWave Corporation; (ii) the reclassification of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, as its Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series E-6 Preferred Stock and Series E-7 Preferred Stock (collectively, the "E-SERIES PREFERRED STOCK"); and (iii) the authorization of the Series T-1 Preferred Stock of the Company (the "T-SERIES PREFERRED STOCK"); and

     WHEREAS, pursuant to that certain Amended and Restated Investors' Rights Agreement, dated as of March 1, 2000 among the Company and the investors named therein (the "PRIOR INVESTORS' RIGHTS AGREEMENT"), the Company granted the holders of its Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series E-6 Preferred Stock and Series E-7 Preferred Stock certain registration rights, rights of first refusal and rights to financial information; and

     WHEREAS, as of the date hereof, the Company has issued the T-Series Preferred Stock to TRW in accordance with the terms of the Merger Agreement; and

     WHEREAS, in connection with the receipt of the T-Series Preferred Stock and as a condition of entering into the Merger Agreement, TRW has requested that the Company extend to it such registration rights, rights of first refusal and rights to financial information as are set forth below, and the Company has requested and the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series E-6 Preferred Stock and Series E-7 Preferred Stock agree that such rights will supersede the rights given to them pursuant to the Prior Investors' Rights Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations and releases contained herein, the parties hereby agree as follows:

1. AMENDMENT OF PRIOR INVESTORS' RIGHTS AGREEMENT

     Effective and contingent upon the filing of the Certificate of Merger with the Delaware Secretary of State, and in accordance with the terms set forth in the Merger Agreement, all of the provisions of the Prior Investors' Rights Agreement are hereby declared null and void, and such Prior Investors' Rights Agreement shall be amended and restated in its entirety and superseded by the provisions set forth in this Agreement. This Agreement constitutes the full and entire understanding among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants relating to the subject matter, except as specifically set forth herein.

2. DEFINITIONS

     2.1 The term "HOLDER" means any Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.10 hereof.

     2.2 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     2.3 The term "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series E-6 Preferred Stock, Series E-7 Preferred Stock or T-Series Preferred Stock held by the Holders (the "PREFERRED STOCK"); (b) shares of Common Stock purchased by the Holders or issued or issuable to Holders upon conversion of other securities purchased by Holders pursuant to their right of first refusal in Section 5 of this Agreement; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement with respect to such registration rights are not assigned.

     2.4 The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

     2.5 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     2.6 The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     2.7 The term "SEC" or "COMMISSION" means the Securities and Exchange Commission.

3. RESTRICTIONS ON TRANSFER; REGISTRATION

     3.1 RESTRICTIONS ON TRANSFER.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Preferred Stock or Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.1, provided and to the extent such Section is then applicable and:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or an applicable exemption from registration.

               (ii) Notwithstanding the provisions of paragraph (i) above, no such registration statement shall be necessary for (A) a transfer by a Holder which is a partnership to its partners in accordance with partnership interests or to affiliates or (B) a transfer by a Holder to an affiliate of such Holder; PROVIDED the transferee will be subject to the terms of this Section 3.1 to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Preferred Stock or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (c) The Company shall reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     3.2 DEMAND REGISTRATION.

          (a) Subject to the conditions of this Section 3.2, if the Company shall receive at any time after the earlier of the Initial Offering (as defined below) or April 1, 2003 a written request from the Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by such Initiating Holders, then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 3.2(b), effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered; PROVIDED that the Company shall not be required to effect a registration pursuant to this Section 3.2 if such offering would cover less than 30% of the Registrable Securities then outstanding.

          (b) Any registration under this Section 3.2 must be a firmly underwritten offering with an underwriter or underwriters of nationally recognized standing selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). The right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); second, to shares to be registered and sold for the Company's own account; and third, to the stockholders (other than the Holders) invoking contractual rights to have their securities registered, if any, on a pro rata basis.

          (c) The Company is obligated to effect only three (3) such registrations pursuant to this Section 3.2. A registration pursuant to this
Section 3.2 may be the first underwritten public offering of the Company's Common Stock (the "INITIAL OFFERING"); PROVIDED, HOWEVER, that such a registration must be on a Form S-1 or on a Form SB-2.

          (d) The Company shall not be required to effect a registration pursuant to this Section 3.2 during the period starting with the date of filing of, and ending on the date ninety (90) days following the effective date of the registration statement pertaining to the Initial Offering, PROVIDED that the Company is making reasonable and good faith efforts to cause such registration statement to become effective. In addition, the Company shall not be required to effect a registration pursuant to this Section 3.2 if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering and files the registration statement with respect thereto within sixty days of such notice; PROVIDED, HOWEVER, that the Company may not exercise its rights under this sentence more than once.

          (e) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; PROVIDED that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

          (f) All expenses incurred in connection with the registrations by the Holders pursuant to this Section 3.2 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holders (to be appointed by the Holders of a majority of the Registrable Securities requesting registration) shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 if the registration request is subsequently withdrawn by the Initiating Holders, unless the withdrawal of the registration request results from either (i) intentional actions by the Company outside the normal course of business, or (ii) the discovery of information about the Company that is not known at the time of the Initiating Holders' request made pursuant to Section 3.2(a), that materially reduces the feasibility of the registration proceeding.

     3.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) If the registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company for its own account; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder (other than a Holder) invoking contractual rights to have their securities registered, if any, on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below fifty percent (50%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (b) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 3.3, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders to be appointed by the Holders of a majority of the Registrable Securities requesting registration, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions.

     3.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (i) promptly, but in any event within fifteen (15) days, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (ii) as soon as practicable, effect such registration and all such qualifications and requirements for compliance with applicable laws or regulations as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4: (a) if the Company is not eligible to use Form S-3 for such offering by the Holders, (b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000, (c) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4, (d) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4, or (e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (iii) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall pay all expenses incurred in connection with the first three registrations requested pursuant to this
Section 3.4 (excluding underwriters' discounts and commissions, which shall be paid by the selling Holders pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders to be appointed by the Holders of a majority of the Registrable Securities requesting registration.

     3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for the earlier of 180 days or until all such Registrable Securities may be sold under Rule 144(k).

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     3.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate and be of no further force and effect after the date five (5) years following the effective date of the registration statement relating to the Company's Initial Offering.

     3.7 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or
3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

     3.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

          (d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no event shall any indemnity under this Section 3.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) or any successor rule or regulation (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f) The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     3.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities; PROVIDED, HOWEVER, that except as provided below no such transferee or assignee shall be entitled to registration rights under Sections 3.2, 3.3 or 3.4 hereof unless it owns a minimum of 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), and the Company shall promptly be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register Registrable Securities may be assigned to any subsidiary or parent of a Holder or any partner of any Holder.

     3.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of not less than two-thirds (2/3) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of not less than two-thirds (2/3) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would permit such holder to participate in any registration of securities of the Company or to require that the Company register any securities held by such holder.

     3.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

          (a) Such agreement shall be applicable only to the Initial Offering;
and

          (b) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

4. COVENANTS OF THE COMPANY

     4.1 BASIC FINANCIAL INFORMATION AND REPORTING.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each Holder an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (c) So long as a Holder shall own at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, the Company will furnish each such Holder a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, each showing a comparison to the Company's actual results for the corresponding period of the prior year and from the budget distributed to the Board of Directors (when the Company commences preparation of the financial reports with such comparison), prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. Notwithstanding anything to the contrary in the foregoing sentence, the right to receive information pursuant to this Section 4.1(c) may be assigned to any entity which is an affiliate of a Holder and the transferee of 100,000 or more shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events).

          (d) So long as a Holder shall own at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), the Company will furnish each such Holder (i) at least sixty (60) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year; and (ii) within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles, which also set forth applicable budget figures and variances from the Company's actual results for the corresponding period of the prior year and from budget. Notwithstanding anything to the contrary in the foregoing sentence, the right to receive information pursuant to this Section 4.1(d) may be assigned to any entity which is an affiliate of a Holder and the transferee of 100,000 or more shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events).

     4.2 MATERIAL CHANGES AND LITIGATION. So long as a Holder shall own at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), as soon as practicable and in any event within ten
(10) days of becoming aware thereof, the Company will notify each such Holder of any litigation or governmental proceeding or investigation pending or threatened against the Company, or against any officer or stockholder of the Company, or of the occurrence of any other event, materially affecting, or which if adversely determined, would materially adversely affect, the present or presently proposed business, properties, assets, liabilities or prospects of the Company. Notwithstanding anything to the contrary in the foregoing sentence, the right to receive information pursuant to this Section 4.2 may be assigned to any entity which is an affiliate of a Holder and the transferee of 100,000 or more shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events).

     4.3 INSPECTION RIGHTS. So long as a Holder shall own at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), each such Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; PROVIDED, HOWEVER, that the Company shall not be obligated under this Section 4.3 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     4.4 CONFIDENTIALITY OF RECORDS. Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identified or marked as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Holder for the purpose of evaluating or providing periodic reports with respect to its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 4.4.

     4.5 EMPLOYEE AGREEMENTS. All future employees of the Company shall be required to execute a Proprietary Information and Inventions Agreement in the form attached hereto as EXHIBIT C, and each consultant will execute an agreement creating a substantially equivalent obligation with such amendments thereto as the Board of Directors may from time to time deem appropriate. All current and future employees, directors and consultants of the Company who shall purchase or receive options to purchase shares of the Company's Common Stock shall be required to execute stock purchase or option agreements providing for vesting of shares in accordance with the vesting provisions currently in place under the Company's stock option plan, with such amendments thereto as the Board of Directors may approve.

     4.6 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 4 of this Agreement shall expire and terminate as to each Holder upon the closing of a firm commitment public offering of the Common Stock of the Company at a price per share of not less than $5.06 which results in gross proceeds to the Company of not less than $15,000,000 ("QUALIFIED OFFERING").

5. RIGHTS OF FIRST REFUSAL

     5.1 SUBSEQUENT OFFERINGS. Each Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.6 hereof. Each Holder's pro rata share is equal to the ratio of the number of shares of Preferred Stock (or Common Stock issuable upon conversion thereof) with respect to which such Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities to the total number of outstanding shares of Preferred Stock (or Common Stock issuable upon conversion thereof) held by all Holders. The term "EQUITY SECURITIES" shall mean (a) any stock or similar security of the Company, (b) any security convertible or exchangeable, with or without consideration, into any stock or similar security of the Company, (c) any security carrying any warrant or right to subscribe to or purchase any stock or similar security of the Company, or (d) any such warrant, right or option.

     5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Holder written notice of its intention, describing the Equity Securities, the price, and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have twenty (20) days from the receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Any Holder electing to purchase its pro rata share of Equity Securities to be issued may assign its right to purchase such Equity Securities to any affiliate or to a successor fund or entity. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     5.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Holders fail to exercise in full the rights of first refusal within such twenty (20) day period, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Holders' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Holders pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Holders in the manner provided above.

     5.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 shall terminate upon the closing of a Qualified Offering.

     5.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Holder under this Section 5 may be transferred (a) to any subsidiary or parent of such Holder or to any successor in interest to all or substantially all the assets of such Holder, (b) with respect to at least 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), to a transferee other than a direct competitor of the Company or (c) in the case of any entity which is an affiliate of a Holder, to a person or entity who is the transferee of 100,000 or more shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), PROVIDED that the Company is given written notice by the Holder stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Section 5 are being assigned.

     5.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 5 shall have no application to any of the following Equity Securities:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are in effect on the date hereof or approved by the Board of Directors of the Company;

          (b) any Equity Securities issued pursuant to any rights or agreements outstanding as of the date of this Agreement, including without limitation convertible securities, options and warrants; and any Equity Securities issued pursuant to any such rights or agreements granted after the date of this Agreement, PROVIDED that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (d) any Equity Securities that are issued by the Company as part of an underwritten public offering referred to in Section 3 hereof;

          (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (f) shares of Common Stock issued upon conversion of the Preferred Stock; and

          (g) any Equity Securities issued pursuant to any venture equipment leasing arrangement approved by the Board of Directors.

6. BOARD OF DIRECTORS

     6.1 RIGHT TO NOMINATE BOARD MEMBERS. For so long as the same is permitted pursuant to the Restated Certificate:

          (a) the holders of the E-Series Preferred Stock, voting together as a single class, shall be entitled to elect two (2) members of the Board of Directors at or pursuant to each meeting or action by written consent of Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, disqualification, death or removal of either such director; and

          (b) the holders of the T-Series Preferred Stock, voting together as a single class, shall be entitled to elect two (2) members of the Board of Directors at or pursuant to each meeting or action by written consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, disqualification, death or removal of either such director.

7. MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

     7.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     7.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.5 AMENDMENT AND WAIVER.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of not less than two-thirds (2/3) of the Registrable Securities then outstanding.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of not less than two-thirds (2/3) of the Registrable Securities then outstanding.

     7.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     7.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, and, if to an address outside the United States of America, by telex or facsimile transmitted substantially concurrently with the mailing of such written notice, addressed:
(a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders in writing.

     7.8 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

     7.9 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.11 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                    [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


COMPANY:                                           INVESTORS:

ENDWAVE CORPORATION                                CHANCELLOR PRIVATE CAPITAL PARTNERS III,
                                                   L.P.

                                                   By:  CPCP Associates, L.P., its General
                                                        Partner

By:  /s/EDWARD A. KEIBLE, JR.                      By:  INVESCO Private Capital, Inc., its
   -----------------------------------------            general partner
        Edward A. Keible, Jr.
        President and Chief Executive Officer      By:  /s/[illegible]
                                                      ----------------------------------------

                                                   Its:
                                                       ---------------------------------------

                                                   Title:
                                                         -------------------------------------

                                                   CITIVENTURE 96 PARTNERSHIP LIMITED

                                                   By:  INVESCO Private Capital, Inc., as
                                                        Investment Advisor

                                                   By:  /s/[illegible]
                                                      ----------------------------------------

                                                   Its:
                                                       ---------------------------------------

                                                   Title:
                                                         -------------------------------------

                                                   CHANCELLOR PRIVATE CAPITAL OFFSHORE
                                                   PARTNERS II, L.P.

                                                   By:  CPCP Associates, L.P., Its General
                                                        Partner

                                                   By:  INVESCO Private Capital, Inc., its
                                                        general partner

                                                   By:  /s/[illegible]
                                                      ----------------------------------------

                                                   Its:
                                                       ---------------------------------------

                                                   Title:
                                                         -------------------------------------

                         CHANCELLOR PRIVATE CAPITAL OFFSHORE
                         PARTNERS I, C.V.

                         By:  Chancellor KME IV Partner, L.P., Its
                              General Partner

                         By:  INVESCO Private Capital, Inc., its
                              general partner

                         By:  /s/[illegible]
                            ----------------------------------------

                         Its:
                             ---------------------------------------

                         Title:
                               -------------------------------------

                         FALCON FUND

                         By:  /s/EDWARD F. TUCK
                            ----------------------------------------
                                 Edward F. Tuck, Principal

                         BELL CANADA

                         By:  BCE Capital, Inc.
                              Its Manager


                         By:  /s/DAVID MCCARTAY
                            ----------------------------------------
                                 David McCartay, Managing Director-Ottawa

                         HALLADOR VENTURE FUND II, a California L.P.

                         By:  Hallador Venture Partners
                              General Partner

                         By:  /s/CHRIS L. BRASCUM
                            ----------------------------------------
                                Chris L. Brascum, General Partner

                         HALLADOR VENTURE FUND III, L.P.

                         By:  Hallador Venture Partners, LLC
                              General Partner


                         By:  /s/CHRIS L. BRASCUM
                            ----------------------------------------
                                Chris L. Brascum, Managing Director

                          KINSHIP  PARTNERS  II,  L.P.,  An  Illinois

                          Limited Partnership

                          By:  Kinship Venture Management, LLP


                          By:   /s/EDWARD F. TUCK
                              ---------------------------------------
                                 General Partner

                          MORGENTHALER VENTURE PARTNERS III L.P.

                          By:    Morgenthaler Management Partners
                                 III Limited Partnership

                          By:   /s/ROBERT PAVEY
                              ---------------------------------------
                                 General Partner

                          MORGENTHALER VENTURE PARTNERS V L.P.

                          By:  Morgenthaler  Management  Partners  V,
                               LLC

                          By:  /s/ROBERT PAVEY
                             ----------------------------------------
                                 Member

                          THE BRUNS COMPANY

                          By:  /s/G. H. BRUNS, JR.
                             ----------------------------------------

                          GC&H INVESTMENTS

                          By:
                             ----------------------------------------

                          OAK   INVESTMENT    PARTNERS   V,   LIMITED
                          PARTNERSHIP

                          By:  /s/[illegible]
                             ----------------------------------------

                          OAK V AFFILIATES FUND, LIMITED PARTNERSHIP

                          By:  /s/[illegible]
                             ----------------------------------------

                          SIGMA PARTNERS III, L.P.

                          By:  Sigma Management III, L.P.


                          By:  /s/WADE WOODSON
                             ----------------------------------------
                                  Wade Woodson, General Partner

                          SIGMA ASSOCIATES III, L.P.

                          By:  Sigma Management III, L.P.


                          By:  /s/WADE WOODSON
                             ----------------------------------------
                                  Wade Woodson, General Partner

                          SIGMA INVESTORS III, L.P.

                          By:  Sigma Management III, L.P.


                          By:  /s/WADE WOODSON
                             ----------------------------------------
                                  Wade Woodson, General Partner

                          HARRIS CORPORATION

                          By:
                             ----------------------------------------

                          GREYLOCK EQUITY LIMITED PARTNERSHIP

                          By:  Greylock Equity GP Limited
                               Partnership, Its General Partner

                          By:  /s/ROGER L. EVANS
                             ----------------------------------------
                                 General Partner

                          WALDEN SBIC L.P.

                          By:  /s/GEORGE SARLO
                             ----------------------------------------
                                  George Sarlo, General Partner

                          WALDEN TECHNOLOGY VENTURES II L.P.

                          By:  /s/GEORGE SARLO
                             ----------------------------------------
                                  George Sarlo, General Partner

                          INTERNATIONAL VENTURE CAPITAL INVESTMENT
                          CORPORATION

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, President

                          B.I. WALDEN VENTURES KEDUA SDN BHD

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          SEED VENTURES LIMITED

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          SEED VENTURES II LIMITED

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          O, W & W PACRIM INVESTMENTS LIMITED

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          O, W & W INVESTMENTS LIMITED

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          WALDEN AB AYALA VENTURES CO., INC.

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          PACVEN WALDEN VENTURES IV, L.P.

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          PACVEN WALDEN VENTURES IV ASSOCIATES  FUND,

                          L.P.

                          By:  /s/LIP-BU TAN
                             ----------------------------------------
                                  Lip-Bu Tan, Director

                          MCMURTRY FAMILY TRUST DATED AUGUST 4, 1982

                          By:
                             ----------------------------------------
                                 Burton J. McMurtry, Trustee

                          GOLDMAN, SACHS & CO.
                          VERWALTUNGS GMBH*

                          By:  /s/JOSEPH H. GLEBERMAN
                             ----------------------------------------
                                 Managing Director

                                                    and

                          By:  /s/JOHN E. BOWMAN
                             ----------------------------------------
                                  John E. Bowman
                                  Registered Agent

                          GS CAPITAL PARTNERS II, L.P.

                          By:  GS Advisors, LLC
                               Its General Partner


                          By:  /s/JOHN E. BOWMAN
                             ----------------------------------------
                                  John E. Bowman, VP

                          GS CAPITAL PARTNERS II OFFSHORE, L.P.



                          By:  GS Advisors II, LLC
                               Its General Partner


                          By:  /s/JOHN E. BOWMAN
                             ----------------------------------------
                                  John E. Bowman
                                  Vice President

-------------------------------------
*    Two (2) signatures required to bind this entity

                          BRIDGE STREET FUND 1996, L.P.

                          By:  Stone Street 1996, LLC
                               General Partner


                          By:  /s/JOHN E. BOWMAN
                             ----------------------------------------
                                  John E. Bowman, VP

                          STONE STREET FUND 1996, L.P.

                          By:  Stone Street 1996, LLC
                               General Partner


                          By:  /s/JOHN E. BOWMAN
                             ----------------------------------------
                                  John E. Bowman, VP

                          VERTEX TECHNOLOGY FUND

                          By:  /s/K. MA
                             ----------------------------------------

                          FSI NO. 2 CORPORATION

                          By:  /s/RAYE G. WHITE
                             ----------------------------------------
                                  (Mrs.) Raye G. White

                          Title:  Executive Vice President
                                -------------------------------------

                          Its:
                              ---------------------------------------

                          FAYEZ SAROFIM INVESTMENT PARTNERSHIP NO. 8,
                          L.P.

                          By:    FSI No. 2 Corporation, General
                                 Partner

                          By:  /s/RAYE G. WHITE
                             ----------------------------------------
                                  Mrs. Raye G. White
                                  Executive Vice President

                          FAYEZ SAROFIM, Individually
                               /s/[illegible]
                          -------------------------------------------
                          FAYEZ SAROFIM
                               /s/MORTON A. COHN
                          -------------------------------------------
                          MORTON A. COHN

                          -------------------------------------------
                          FRANK SANDS

                          CRESCENDO II, L.P.

                          By:  Crescendo Ventures II, LLC
                               General Partner


                          By:  /s/JEFFREY J. HINCK
                             ----------------------------------------

                          Name:   Jeffrey J. Hinck
                                -------------------------------------

                          Its:    General Partner
                               --------------------------------------

                          EAGLE VENTURES II, L.L.C.

                          By:  /s/JEFFREY J. HINCK
                             ----------------------------------------

                          Name:   Jeffrey J. Hinck
                                -------------------------------------

                          Its:    General Partner
                               --------------------------------------

                          CRESCENDO WORLD FUND, L.L.C.

                          By:  Crescendo Ventures WF, LLC
                          Managing Member


                          By:  /s/JEFFREY J. HINCK
                             ----------------------------------------

                          Name:   Jeffrey J. Hinck
                                -------------------------------------

                          Its:    General Partner
                               --------------------------------------

                          EAGLE VENTURES WF, L.L.C.

                          By:  /s/JEFFREY J. HINCK
                             ----------------------------------------

                          Name:   Jeffrey J. Hinck
                                -------------------------------------

                          Its:    General Partner
                               --------------------------------------

                               /s/EDMUND H. SHEA, JR.
                          -------------------------------------------
                          EDMUND H. SHEA, JR.
                          Vice President

                          FINLAYSON INVESTMENTS PTE LTD

                          By:  /s/ONG WEN WENDY
                             ----------------------------------------

                          Name:   Ong Wen Wendy
                               --------------------------------------

                          Title:  Company Secretary
                                -------------------------------------

                          U.S. BANCORP PIPER JAFFRAY ECM FUND I. LLC


                          By:  /s/JOHN R. JACOBS
                             ----------------------------------------
                          Name:   John R. Jacobs
                               --------------------------------------

                          Title:  Managing Director
                                -------------------------------------


                          THE SOG FUND, L.P.

                          By:  The Special Opportunities Group, LLC,
                               its general partner
                             ----------------------------------------

                          Name:/s/CHRISTOPHER G. MILLER
                               --------------------------------------

                          Title:  Chief Executive Officer
                                -------------------------------------


                          TRW INC.

                          By:  /s/WESLEY G. BUSH
                             ----------------------------------------

                          Name:   Wesley G. Bush
                               --------------------------------------

                          Title:  Vice President
                                -------------------------------------

                                    EXHIBIT A

                                    INVESTORS

NAME OF INVESTOR                             NAME OF INVESTOR
Bell Canada                                  Oak Investment Partners V
1545 Carling Avenue                          Limited Partnership
Suite 412                                    525 University Avenue
Ottawa, ON  K1Z 8P9                          Suite 1300
                                             Palo Alto, CA  94301
Kinship Partners II, L.P.                    Attn:  Bandel L. Carano
1900 W. Garvey Avenue, South
Suite 200                                    Oak V Affiliates Fund
West Covina, CA  91790                       Limited Partnership
Attn:  Ed Tuck                               525 University Avenue
                                             Suite 1300
Falcon Fund                                  Palo Alto, CA  94301
1900 W. Garvey Avenue, South                 Attn:  Bandel L. Carano
Suite 200
West Covina, CA  91790                       Sigma Partners III, L.P.
                                             2884 Sand Hill Road
Hallador Venture Fund II                     Suite 121
740 University Avenue                        Menlo Park, CA  94025
Suite 110                                    Attn:  Wade Woodson
Sacramento, CA  95825
Attn:  Chris Branscum                        Sigma Associates III, L.P.
                                             2884 Sand Hill Road
Hallador Venture Fund III, L.P.              Suite 121
750 University Avenue                        Menlo Park, CA  94025
Suite 110                                    Attn:  Wade Woodson
Sacramento, CA 95825
Attn:  Chris Branscum                        Sigma Investors III, L.P.
                                             2884 Sand Hill Road
Morgenthaler Venture Partners III            Suite 121
700 National City Bank Bldg.                 Menlo Park, CA  94025
629 Euclid Avenue, Suite 700                 Attn:  Wade Woodson
Cleveland, OH  44114
Attn:  Bob Pavey                             Harris Corporation
                                             1025 West NASA Boulevard
Morgenthaler Venture Partners V              Melbourne, FL  32919
700 National City Bank Bldg.                 Attn:  Ronald R. Spoehel
629 Euclid Avenue, Suite 700
Cleveland, OH  44114                         Greylock Equity Limited
Attn:  Bob Pavey                             Partnership
                                             755 Page Mill Road
The Bruns Company                            Building A, Suite 100
1109 Glen Road                               Palo Alto, CA 94304
Lafayette, CA  94549                         Attn:  Roger Evans
Attn:  George Bruns
                                             Walden - SBIC, L.P.
GC&H Investments                             750 Battery Street
c/o Jeanne Meyer                             Suite 700
1 Maritime Plaza, 20th Floor                 San Francisco, CA 94111
San Francisco, CA  94111                     Attn:  Lip-Bu Tan

                                             Walden AB Ayala Ventures Co., Inc.
                                             750 Battery Street
                                             Suite 700
                                             San Francisco, CA 94111
                                             Attn:  Lip-Bu Tan

NAME OF INVESTOR                             NAME OF INVESTOR
Walden Technology Ventures II L.P.           Pacven Walden Ventures IV
750 Battery Street                           Associates Fund, L.P.
Suite 700                                    750 Battery Street
San Francisco, CA 94111                      Suite 700
Attn:  Lip-Bu Tan                            San Francisco, CA 94111
                                             Attn:  Lip-Bu Tan
International Venture Capital
Investment Corporation                       McMurtry Family Trust dated
750 Battery Street                           August 4, 1982,
Suite 700                                    Burton J. McMurtry, Trustee
San Francisco, CA 94111                      c/o Technology Venture Investors
Attn:  Lip-Bu Tan                            2480 Sand Hill Road
                                             Suite 101
B.I. Walden Ventures Kedua SDN BHD           Menlo Park, CA 94025
750 Battery Street
Suite 700                                    Goldman, Sachs & Co. Verwaltungs
San Francisco, CA 94111                      GmbH
Attn:  Lip-Bu Tan                            85 Stone Street
                                             New York, NY  10004
Seed Ventures Limited                        Attn:  Joseph P. DiSabato
750 Battery Street                           GS Capital Partners II, L.P.
Suite 700                                    85 Broad Street
San Francisco, CA 94111                      New York, NY  10004
Attn:  Lip-Bu Tan                            Attn:  Joseph P. DiSabato

Seed Ventures II Limited                     GS Capital Partners II Offshore,
750 Battery Street                           L.P.
Suite 700                                    85 Broad Street
San Francisco, CA 94111                      New York, NY  10004
Attn:  Lip-Bu Tan                            Attn:  Joseph P. DiSabato

O, W & W Investments Ltd.                    Bridge Street Fund 1996, L.P.
750 Battery Street                           85 Broad Street
Suite 700                                    New York, NY  10004
San Francisco, CA 94111                      Attn:  Joseph P. DiSabato
Attn:  Lip-Bu Tan
                                             Stone Street Fund 1996, L.P.
O, W & W Pacrim Investments                  85 Stone Street
Limited                                      New York, NY  10004
750 Battery Street                           Attn:  Joseph P. DiSabato
Suite 700
San Francisco, CA 94111                      Vertex Technology Fund
Attn:  Lip-Bu Tan                            3 Lagoon Drive
                                             Suite 220
Pacven Walden Ventures IV, L.P.              Redwood City, CA  94065
750 Battery Street                           Attn:  Christina Lim
Suite 700
San Francisco, CA 94111                      Fayez Sarofim
Attn:  Lip-Bu Tan                            2907 Two Houston Center
                                             Houston, TX  77010
                                             Attn:  Frank Sands

NAME OF INVESTOR                             NAME OF INVESTOR
FSI No. 2 Corporation                        CITIVENTURE 96 Partnership Limited
2907 Two Houston Center                      INVESCO Private Capital, Inc.
Houston, TX  77010                           1166 Avenue of the Americas
Attn:  Frank Sands                           New York, NY 10036
                                             Attention:  Mr. Mark Radavonovich
Fayez Sarofim Investment
Partnership No. 8, L.P.                      Chancellor Private Capital
2907 Two Houston Center                      Offshore Partners II, L.P.
Houston, TX  77010                           INVESCO Private Capital, Inc.
Attn:  Frank Sands                           1166 Avenue of the Americas
                                             New York, NY 10036
Morton A. Cohn                               Attention:  Mr. Mark Radavonovich
2907 Two Houston Center
Houston, TX  77010                           Chancellor Private Capital
Frank Sands                                  Offshore Partners I, C.V.
2907 Two Houston Center                      INVESCO Private Capital, Inc.
Houston, TX  77010                           1166 Avenue of the Americas
                                             New York, NY 10036
Crescendo II, L.P.                           Attention:  Mr. Mark Radavonovich
800 LaSalle Avenue
Suite 2250                                   JF Shea & Co.
Minneapolis, MN  55402                       655 Brea Canyon Road
Attn:  David Spreng                          Walnut, CA  91789

Eagle Ventures II, L.L.C.                    Finlayson Investments Pte Limited
800 LaSalle Avenue                           8 Shenton Way
Suite 2250                                   #38-03 Temasek Tower
Minneapolis, MN  55402                       Singapore 068811
Attn:  David Spreng                          Attn: Teng Kean Siew, Secretary

Crescendo World Fund, L.L.C.                 U.S. Bancorp Piper Jaffray ECM
800 LaSalle Avenue                           Fund I, LLC
Suite 2250                                   Piper Jaffray Tower
Minneapolis, MN  55402                       222 South 9th Street
Attn:  David Spreng                          Minneapolis, MN  55402
                                             Attn: Tom Schnettler
Eagle Ventures WF, L.L.C.
800 LaSalle Avenue                           TRW Inc.
Suite 2250                                   One Space Park
Minneapolis, MN  55402                       Redondo Beach, CA  90278
Attn:  David Spreng                          Attn: Wesley G. Bush, Vie
                                             President
Chancellor Private Capital
Partners III, L.P.
INVESCO Private Capital, Inc.
1166 Avenue of the Americas
New York, NY 10036
Attention:  Mr. Mark Radavonovich